     As Filed With The Securities And Exchange Commission on August 25, 1999

                                                         Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                              TriStar Aerospace Co.

               (Exact name of issuer as specified in its charter)

            Delaware                                   75-2665751
    (State of incorporation)              (I.R.S. employer identification no.)

      2527 Willowbrook Road                              75220
           Dallas, Texas                              (Zip code)
(Address of principal executive office)

                       ----------------------------------


                             1998 Stock Option Plan
                            (Full title of the plan)


  Shauna Martin, General Counsel                  Susan Henderson
       TriStar Aerospace Co.                 Crouch & Hallett, L.L.P.
      2527 Willowbrook Road                    717 N. Harwood Street
      Dallas, Texas 75220                           Suite 1400
        (214) 366-5000                          Dallas, Texas 75201
                                                  (214) 953-0053



         (Names, addresses and telephone numbers, including area codes, of agents for service)

                       ----------------------------------

APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES PURSUANT TO THE PLANS:
Sales to the purchasers of securities proposed to be registered hereunder will occur from time to time after the effective date of this Registration Statement.

                       ----------------------------------

                         CALCULATION OF REGISTRATION FEE

                                            Proposed Maximum         Proposed Maximum

    Title of Securities         Amount to be            Offering                Aggregate               Amount of
     to be Registered            Registered          Price Per Share         Offering Price         Registration Fee*
    -------------------         ------------         ---------------         --------------         -----------------
Common Stock,                    1,675,284                $7.63                $12,782,417                $3,554
$0.01 par value

------------------------------------------------------------------------------
* Estimated solely for purposes of calculating the registration fee, which has been computed in accordance with Rule 457(h).

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.


         The documents listed (i) through (iii) below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         (i) The registrant's latest annual report filed pursuant to Section 13 or 15(d) of the 1934 Act or the latest prospectus filed pursuant to Rule 424(b) or under the Securities Act of 1933, as amended, (the "1933 Act"), which contains, either directly or by incorporation by reference, certified financial statements for the registrant's latest fiscal year for which such statements have been filed.

         (ii) All other reports filed pursuant to Section 13(a) and 15(d) of the 1934 Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (i) above.

         (iii) The description of the registrant's Common Stock, $.01 par value ("Common Stock") which is contained in the Company's latest registration statement filed under the 1934 Act, including any amendments or reports filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The Certificate of Incorporation (the "Certificate") of the Company provides that a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (the "Delaware Law"), which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Law is subsequently amended to permit further limitation of the personal liability of directors, the liability of a director of the Company will be eliminated or limited to the fullest extent permitted by the Delaware Law as amended.

         The Company, as a Delaware corporation, is empowered by Section 145 of the Delaware Law, subject to the procedures and limitation stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         The Company currently maintains a Directors and Officers Liability Insurance policy to cover indemnifiable losses of up to $20,000,000 that may be payable by the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

          5               Opinion of Crouch & Hallett, LLP (filed herewith).

         23(a)            Consent of Arthur Andersen LLP (filed herewith).

         23(b)            Consent of McCaslin & Company, P.C. (filed herewith).

         23(c) Consent of Crouch & Hallett, LLP (included as part of Exhibit 5).

         24 Power of Attorney (see signature page of this Registration Statement)

ITEM 9.  UNDERTAKINGS.

          (1)     The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                      (i) Include any prospectus required by Section 10(a)(3) of the 1933 Act.;

                      (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                      (iii) Include any material information on the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this registration statement.

                  (b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the certificate of incorporation or bylaws of the registrant or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


          Pursuant to the requirements of the 1933 Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and the State of Texas, on the 25th day of August, 1999.

                                 TRISTAR AEROSPACE CO.


                                 By: /s/ P. QUENTIN BOURJEAURD
                                     ----------------------------------------
                                      P. Quentin Bourjeaurd
                                      President and Chief Executive Officer



                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Quentin Bourjeaurd and Douglas E. Childress, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the 1933 Act, this registration statement has been signed below by the following persons in the capacities and on August 25, 1999.

Signature                        Title
---------                        -----


/s/ P. QUENTIN BOURJEAURD
----------------------------
P. Quentin Bourjeaurd            President and Chief Executive Officer, and
                                 Director (Principal Executive Officer)


/s/ DOUGLAS E. CHILDRESS
----------------------------
Douglas E. Childress             Executive Vice President, Chief Financial
                                 Officer and Director (Principal Financial and
                                 Accounting Officer)


/s/ CHARLES BALCHUNAS
----------------------------
Charles Balchunas                Director


/s/ BRIAN E. BARENTS             Director
----------------------------
Brian E. Barents


/s/ CINDY B. BROWN               Director
----------------------------
Cindy B. Brown


/s/ JAMES L. HERSMA              Director
----------------------------
James L. Hersma

                                INDEX TO EXHIBITS


        5      Opinion of Crouch & Hallett, LLP (filed herewith).

       23(a)   Consent of Arthur Andersen LLP (filed herewith).

       23(b)   Consent of McCaslin & Company, P.C. (filed herewith).

       23(c)   Consent of Crouch & Hallett, LLP (included as part of
               Exhibit 5).

       24      Power of Attorney (see signature page of this Registration
               Statement).

                                      E-1